UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2010
INFRARED SYSTEMS INTERNATIONAL
(Exact name of registrant as specified in its charter)

Nevada	0-17953	38-3767357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4550 NW Newberry Hill Road, Suite 202, Silverdale, WA   98383
(Address of principal executive offices)                                 (Zip Code)

Registrant’s telephone number, including area code: (360) 473-1160

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 16, 2010, the Company closed on the acquisition of a 50% interest in the stock of AquaLiv, Inc. (“AquaLiv”).  The Closing was pursuant to the terms outlined under an Acquisition Agreement dated  November 30, 2010 (the “Agreement”) by and between Infrared Systems International, a corporation formed under the laws of the State of Nevada (“IFRS”) (“Purchaser”), AquaLiv, Inc. (“AquaLiv”), a corporation formed under the laws of the State of Washington, and Mr. Craig Hoffman (“Seller”), an Individual.

Pursuant to the Agreement, IFRS acquired 50% of the outstanding stock of AquaLiv from Craig Hoffman for $400,000 paid in the form of 400,000 shares of Infrared Systems Series A Preferred stock valued at $1.00 per share.  The determination of the consideration paid for AquaLiv stock was determined by the Seller, AquaLiv and IFRS during negotiations entered into at arm’s length and because it was an all stock transaction, no source of funds was required. Mr. Hoffman will remain as AquaLiv’s President and CEO following the transaction.
Item 3.02 Unregistered Sales of Equity Securities.

The sale of the shares of Series A Preferred Stock by IFRS pursuant to the Agreement described in Item 2.01 above has not been registered under the Securities Act of 1933, as amended, by virtue of the exemption from registration provided by Section 4(2) of the Act.  The information contained in Item 2.01 with respect to such sale is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

Financial statements for AquaLiv, Inc., will be produced in an Amended 8K to be filed within 71 calendar days from the date following the filing of this 8K, if not sooner, as provided in Rule 8-04(b) of Regulation S-X.

(d)	Exhibit

Item                        Title

10.1	Acquisition Agreement dated November 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

December 20, 2010                                         INFRARED SYSTEMS INTERNATIONAL

By:     /s/ William M. Wright /s/
William M. Wright, President & CEO